UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2010
Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 23, 2010, the Registrant paid $5.1 million, the remaining balance of its Loan Agreement with the County of Peoria, Illinois, in full satisfaction of the Registrant’s obligations under that agreement.  The agreement previously required the Registrant to pay semi-annual installments of $.8 million through June 1, 2014 and principal amounts outstanding under the agreement bore interest at a rate of 7.5% per annum.  The Registrant funded the prepayment of debt through borrowings under its revolving credit facility.  No early termination penalties were incurred by the Registrant.

The Registrant has no material relationship with the lender other than the loan agreement described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  December 23, 2010